                                                                  EXHIBIT 10.16


                        iBEAM BROADCASTING CORPORATION

                             CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is effective as of the 25th day of January, 2000 (the "Effective Date") by and between iBEAM Broadcasting Corporation, a Delaware corporation (the "Company"), and Frederic Seegal ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

     1.   SERVICES AND COMPENSATION

          (a) Consultant agrees to perform for the Company the services ("Services") described in Exhibit A, attached hereto.

          (b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

     2.   CONFIDENTIALITY

          (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

          (b) Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, and it is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor substantially similar to Sections 2, 3 and 4 of this Agreement. Upon Company's request, Consultant shall provide copies of such non-disclosure agreements to Company. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

          (c) Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant in confidence, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

          (d) Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

          (e) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control (including without limitation, Confidential Information in the possession or control of Consultant's employees).

     3.   OWNERSHIP

          (a) Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all such Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

          (b) Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

          (c) Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

     4.   CONFLICTING OBLIGATIONS

          (a) Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

          (b) In view of Consultant's access to the Company's trade secrets and proprietary know-how, Consultant further agrees that Consultant will not, without Company's prior written consent, perform identical or substantially similar Services as those under this Agreement for any third party during the term of this Agreement.

          (c) Consultant agrees not to solicit the services of or employ of any of the Company's employees during the term of this Agreement and for a period of one (1) year thereafter without the Company's prior written consent.

     5.   TERM AND TERMINATION

          (a) This Agreement will commence on the date first written above and will continue until final completion of the Services or termination as provided below.

          (b) Either the Company or Consultant may terminate this Agreement upon two (2) days prior written notice thereof to the other party for any reason or no reason, with or without cause. Any such notice shall be addressed to Consultant at such facsimile address as either party may notify the other of and shall be deemed given upon delivery when delivered by facsimile with confirmation by mail. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

          (c) Upon such termination all rights and duties of the parties toward each other shall cease except Sections 2 (Confidentiality), 3 (Ownership) and 7 (Independent Contractors) shall survive termination of this Agreement.

     6.   ASSIGNMENT

          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

     7.   INDEPENDENT CONTRACTOR

          Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor.

     8.   GOVERNING LAW

          This Agreement shall be governed by and construed under the laws of the State of California, without reference to its conflict of law principles.

     9.   ENTIRE AGREEMENT

          This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto. In the event of any conflict between the terms of this Agreement and any exhibit hereto, the terms of this Agreement shall govern.

     10.  SEVERABILITY

          The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, will not affect the validity of this Agreement as a whole, which will at all times remain in full force and effect.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement below to indicate their acceptance of its terms.


iBEAM BROADCASTING CORPORATION    FREDERIC SEEGAL ("CONSULTANT")


By:  /s/ Peter Desnoes              /s/ Frederic Seegal
    --------------------------    --------------------------------
Name:   Peter Desnoes
      ------------------------
Title:  Chief Executive Office
       -----------------------

                                  EXHIBIT A

                          SERVICES AND COMPENSATION



1.   Contact.  Consultant's principal Company contact:
     -------

          Name:  Peter Desnoes

          Title:  President and Chief Executive Officer

2.   Services.  Consultant will render to the Company the following Services to
     --------
     the reasonable satisfaction of the Company:

          Consultant agrees to assist the Company in financing plans and strategies and perform such other business and marketing services as may from time to time be reasonably requested by the Company.


3.   Compensation.
     ------------

          As the only consideration due to the Consultant for the Services, Consultant shall have the right to purchase 660,000 shares of common stock of the Company at a purchase price of $6.66 per share. Such shares shall be subject to the Company's right of repurchase as further set forth in that certain Restricted Stock Purchase Agreement dated as of January 25, 2000.